Exhibit 10.32


                           ASSET PURCHASE AGREEMENT

                                 BY AND AMONG

                         AMERICAN HEALTHCHOICE, INC.

                                     AND

                         AXIOM MARKETING GROUP, INC.
                                     AND
                                GREG WESTFALL


                             DATED March 7, 2005

                           ASSET PURCHASE AGREEMENT

   This Asset Purchase Agreement ("Agreement") is dated March 7, 2005, by and among American HealthChoice, Inc., a New York corporation ("Buyer"); Axiom Marketing Group, Inc., a Nevada corporation ("Seller") and Greg Westfall, a resident of Nevada ("Shareholder").

 RECITALS

   Shareholder owns ten thousand (10,000) shares of the common stock, par value one dollar ($1.00) per share, of Seller, which constitutes one hundred percent (100%) of the issued and outstanding shares of capital stock of Seller. Seller desires to sell, and Buyer desires to purchase, the Assets of Seller for the consideration and on the terms set forth in this Agreement.

   The parties, intending to be legally bound, agree as follows:

 DEFINITIONS AND USAGE

 Definitions.   For  purposes of  this  Agreement, the  following  terms  and variations thereof  have  the meanings  specified  or referred  to  in  this
 Section 1.1:

  "Assets"--as defined in Section 2.1.

  "Assignment Agreement"--as defined in Section 2.6(a)(ii).

  "Assumed Liabilities"--as defined in Section 2.4(a).

  "Best Efforts"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible, provided, however, that a Person required to use Best Efforts under this Agreement will not be thereby required to take actions that would result in a material adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions or to dispose of or make any change to its business, expend any material funds or incur any other material burden.

  "Bill of Sale"--as defined in Section 2.6(a)(i).

  "Breach"--any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

  "Business Day"--any day other than (a) Saturday or Sunday or (b) any other day on which banks in Dallas, Texas are permitted or required to be closed.

  "Buyer"--as defined in the first paragraph of this Agreement.

  "Buyer Indemnified Persons"--as defined in Section 9.2.

  "Closing"--as defined in Section 2.5.

  "Closing Date"--the date on which the Closing actually takes place.

  "Code"--the Internal Revenue Code of 1986.

  "Confidential Information"--as defined in Section 10.1.

  "Consent"--any approval, consent, ratification, waiver or other authorization.

  "Contemplated Transactions"--all of the transactions contemplated by this Agreement.

  "Contract"--any agreement, contract, Lease, consensual obligation, promise or undertaking (whether written or oral and whether express or implied), whether or not legally binding.

  "Copyrights"--as defined in Section 3.13(a)(iii).

  "Damages"--as defined in Section 9.2.

  "Effective Time"--The time at which the Closing is consummated.

  "Employment Agreement"--as defined in Section 2.6(a)(iv).

  "Encumbrance"--any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

  "Environment"--soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), ground water, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

  "Environmental, Health and Safety Liabilities"--any cost, damages, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to:

  (a) any environmental, health or safety matter or condition (including  on-
 site  or  off-site  contamination,   occupational  safety  and  health   and
 regulation of any chemical substance or product);

  (b) any fine, penalty, judgment, award, settlement, legal or administrative proceeding, damages, loss, claim, demand or response, remedial or inspection cost or expense arising under any Environmental Law or Occupational Safety and Health Law;

  (c) financial responsibility under any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment or other remediation or response actions ("Cleanup") required by any Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

  (d) any other compliance, corrective or remedial measure required under any Environmental Law or Occupational Safety and Health Law.

  The terms "removal," "remedial" and "response action" include the types  of
 activities  covered  by  the   United  States  Comprehensive   Environmental
 Response, Compensation and Liability Act of 1980 (CERCLA).

  "Environmental Law"--any Legal Requirement that requires or relates to:

  (a) advising appropriate authorities, employees or the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment;

  (b) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment;

  (c) reducing the quantities, preventing the Release or minimizing the hazardous characteristics of wastes that are generated;

  (d) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

  (e) protecting resources, species or ecological amenities;

  (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances;

  (g) cleaning up pollutants that have been Released, preventing the Threat of Release or paying the costs of such clean up or prevention; or

  (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

  "Escrow Agreement"--as defined in Section 2.6(a)(v).

  "Exchange Act"--the Securities Exchange Act of 1934.

  "Excluded Assets"--as defined in Section 2.2.

  "GAAP"--generally accepted accounting principles for financial reporting in the United States.

  "Governing Documents"--with respect to any particular entity, (a) if a corporation, the articles or certificate of incorporation and the bylaws;
 (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles of organization and operating agreement; (e) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; (f) all equity holders' agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equity holders of any Person; and (g) any amendment or supplement to any of the foregoing.

  "Governmental Authorization"--any Consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

  "Governmental Body"--any:

  (a) nation, state, county, city, town, borough, village, district or other jurisdiction;

  (b) federal, state, local, municipal, foreign or other government;

  (c) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers);

  (d) multinational organization or body;

  (e) body  exercising,   or  entitled   or  purporting   to  exercise,   any
 administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or

  (f) official of any of the foregoing.

  "Indemnified Person"--as defined in Section 9.4.

  "Indemnifying Person"--as defined in Section 9.4.

  "Intellectual Property Assets"--as defined in Section 3.13(a).

  "Inventories"--all inventories of Seller, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed by Seller in the production of finished goods.

  "IRS"--the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

  "Knowledge"--an  individual  will   be  deemed  to  have  Knowledge  of   a
 particular fact or other matter if:

  (a) that individual is actually aware of that fact or matter; or

  (b) a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation or warranty contained in this Agreement.

  A Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in (a) and (b) above), and any such individual (and any individual party to this Agreement) will be deemed to have conducted a reasonably comprehensive investigation regarding the accuracy of the representations and warranties made herein by that Person or individual.

  "Lease"--any lease or rental agreement, license, right to use or installment and conditional sale agreement to which Seller is a party and any other Seller Contract pertaining to the leasing or use of any Tangible Personal Property.

  "Legal  Requirement"--any   federal,  state,  local,  municipal,   foreign,
 international,  multinational   or  other   constitution,  law,   ordinance,
 principle of common law, code, regulation, statute or treaty.

  "Liability"--with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or un-liquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

  "Marks"--as defined in Section 3.13(a)(i).

  "Occupational Safety and Health Law"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Safety and Health Act, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

  "Operating Income on a Cash Basis" - Cash collections during an accounting period for commissions earned on the sale and installation of equipment and marketing material sold directly to a customer, less expenses incurred including commissions and other reimbursements to sales representatives, office supplies, telephone expense, printing and other document expense and all other expenses attributable to the sale of equipment.

  "Order"--any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

  "Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action:

  (a) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person;

  (b) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and

  (c) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

  "Patents"--as defined in Section 3.13(a)(ii).

  "Person"--an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.

  "Proceeding"--any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

  "Purchase Price"--as defined in Section 2.3.

  "Record"--information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

  "Registered Stock" - as defined in Section 2.3

  "RehabCo" - as defined in Section 2.1

  "Related Person"--

  With respect to a particular individual:

  (a) each other member of such individual's Family;

  (b) any Person that is directly or indirectly controlled by any one or more members of such individual's Family;

  (c) any  Person  in  which  members   of  such  individual's  Family   hold
 (individually or in the aggregate) a Material Interest; and

  (d) any Person with respect to which one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity).

  With respect to a specified Person other than an individual:

  (a) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person;

  (b) any Person that holds a Material Interest in such specified Person;

  (c) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity);

  (d) any Person in which  such specified Person  holds a Material  Interest;
 and

  (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

  For purposes of this definition, (a) "control" (including "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act; (b) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse,
 (iii) any other natural person who is related to the individual or the individual's spouse within the second degree and (iv) any other natural person who resides with such individual; and (c) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

  "Representative"--with  respect  to  a  particular  Person,  any  director,
 officer,  manager,   employee,  agent,   consultant,  advisor,   accountant,
 financial advisor, legal counsel or other representative of that Person.

  "Restricted Stock" - as defined in Section 2.3.

  "Retained Liabilities"--as defined in Section 2.4(b).

  "SEC"--the United States Securities and Exchange Commission.

  "Securities Act"--as defined in Section 3.3.

  "Seller"--as defined in the first paragraph of this Agreement.

  "Seller Contract"--any Contract (a) under which Seller has or may acquire any rights or benefits; (b) under which Seller has or may become subject to any obligation or liability; or (c) by which Seller or any of the assets owned or used by Seller is or may become bound.

  "Shareholder"--as defined in the first paragraph of this Agreement.

  "Software"--all computer software and subsequent versions thereof, including source code, object, executable or binary code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons and all files, data, materials, manuals, design notes and other items and documentation related thereto or associated therewith.

  "Subsidiary"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

  "Tangible Personal Property"--all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property (other than Inventories) of every kind owned or leased by Seller (wherever located and whether or not carried on Seller's books), together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto.

  "Tax"--any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

  "Tax Return"--any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

  "Third Party"--a Person that is not a party to this Agreement.

  "Third-Party Claim"--any claim against any Indemnified Person by a Third Party, whether or not involving a Proceeding.

 Usage.
 ------

 Interpretation. In this Agreement, unless a clear contrary intention appears:

 the singular number includes the plural number and vice versa;

 reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

 reference to any gender includes each other gender;

 reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

 reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

 "hereunder," "hereof,"  "hereto,"   and words  of  similar import  shall  be
 deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

 "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

 "or" is used in the inclusive sense of "and/or";

 with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding"; and

 references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

 Legal Representation of the Parties. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

 SALE AND TRANSFER OF ASSETS; CLOSING.

 Assets to be Sold. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, but effective as of the Effective Time, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, free and clear of any Encumbrances, all of Seller's right, title and interest in and to all of Seller's property and assets, real, personal or mixed, tangible and intangible, of every kind and description, wherever located, including the following (but excluding the Excluded Assets), which Assets shall be thereafter assigned by the Buyer to RehabCo, Inc., a wholly-owned subsidiary of the Buyer ("RehabCo"):

 all Tangible Personal Property, including those items described on Schedule 2.1(b);

 all Inventories;

 all Seller Contracts, including those listed on Schedule 3.20(a), and all outstanding offers or solicitations made by or to Seller to enter into any Contract;

 all Governmental Authorizations and all pending applications therefore or renewals thereof, in each case to the extent transferable to Buyer, including those listed on Schedule 3.17(b);

 all data and Records related to the operations of Seller, including client and customer lists and Records, referral sources, research and development reports and Records, production reports and Records, service and warranty Records, equipment logs, operating guides and manuals, financial and accounting Records, creative materials, advertising materials, promotional materials, studies, reports, correspondence and other similar documents and Records and, subject to Legal Requirements, copies of all personnel Records and other Records described in Section 2.2(g);

 all of the intangible rights and property of Seller, including Intellectual Property Assets, going concern value, goodwill, telephone, telecopy and e-mail addresses and listings;

 all claims of Seller against third parties relating to the Assets, whether choate or inchoate, known or unknown, contingent or non-contingent,

  All of the property and assets to be transferred to Buyer hereunder are herein referred to collectively as the "Assets."

  Notwithstanding the foregoing, the transfer of the Assets pursuant to this Agreement shall not include the assumption of any Liability related to the Assets.

 Excluded Assets.   Notwithstanding  anything to  the contrary  contained  in
 Section 2.1 or elsewhere in this Agreement, the following assets of Seller (collectively, the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the Assets and shall remain the property of Seller after the Closing:

 all cash, cash equivalents and short-term investments;

 all minute books, stock Records and corporate seals;

 the shares of capital stock of Seller held in treasury;

 those rights relating to deposits and prepaid expenses and claims for refunds and rights to offset;

 all insurance policies and rights thereunder;

 all personnel Records and other Records that Seller is required by law to retain in its possession;

 all claims for refund of Taxes and other governmental charges of whatever nature;

 all rights of Seller under this Agreement, the Bill of Sale, the Assignment Agreement and the Escrow Agreement; and

 the property and assets expressly designated on Schedule 2.2(i).

 Consideration.
 --------------

 The consideration for the Assets (the "Purchase Price") will be one million dollars ($1,000,000) to be paid as follows: (a) the equivalent of $333,333 paid in shares of common stock, par value $.001 per share, of American HealthChoice, Inc. (the "Registered Shares") and (b) 3,333,330 shares of common stock, par value $.001 per share, of American HealthChoice, Inc carrying a fair market value of $0.20 per share (the "Restricted Shares"). Within 120 days of the Closing, the Buyer shall cause a Registration Statement on Form SB-2 to be filed with the U.S. Securities & Exchange Commission to register the Registered Shares thereby making those shares freely tradeable. The exact number of Registered Shares shall be calculated based on the closing price of American HealthChoice common stock on the day before the Registration Statement on Form SB-2 is filed with the U.S. Securities & Exchange Commission. The Restricted Shares portion of the Purchase Price shall be delivered to the escrow agent pursuant to the Escrow Agreement.

 Release of Escrowed Shares. As contemplated by Section 2.3(a), the Restricted Shares shall be delivered to the escrow agent pursuant to the Escrow Agreement. The Restricted Shares may potentially be distributed to the Seller as follows:

 1,111,110 shares shall be paid within 90 days of the one year anniversary of the Closing Date if RehabCo meets an Operating Income on a Cash Basis target of $400,000 based solely on revenues derived from outside sales of spinal decompression equipment during the first year following the Closing Date.

 1,111,110 shares shall be paid within 90 days of the two year anniversary of the Closing Date if RehabCo meets an Operating Income on a Cash Basis target of $400,000 based solely on revenues derived from outside sales of spinal decompression equipment during the second year following the Closing Date.

 1,111,110 shares shall be paid within 90 days of the three year anniversary of the Closing Date if RehabCo meets an Operating Income on a Cash Basis target of $400,000 based solely on revenues derived from outside sales of spinal decompression equipment during the third year following the Closing Date.

 If RehabCo does not meet the required Operating Income on a Cash Basis target during any year, that portion of the escrowed shares which would have been distributed to the Seller shall be reduced, pro rata, commensurate with the actual operating income on a cash basis derived from outside sales of spinal decompression equipment.

 Certificate Legend.  Any stock certificate  issued pursuant to this  Section
 2.3 shall bear the following restrictive legend:

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

      Removal of Restrictive Legend. The restrictive legend to be placed on Registered Stock certificates issued pursuant to this Section 2.3 shall be removed upon the effectiveness of the Registration Statement on Form SB-2 to be filed pursuant to Section 2.3(a). The restrictive legend to be placed on Restricted Stock certificates issued pursuant to this
      Section 2.3 shall be removed upon compliance with the requirements of Rule 144 promulgated under the Securities Act.

 Rule 144. The Seller and Shareholder are aware of the provisions of Rule 144 promulgated under the Securities Act which permit the limited resale of restricted shares subject to the satisfaction of certain conditions, that may include, among other things, the existence of a public market for such shares, the availability of certain current public information about the Corporation, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "brokers transaction" or in a transaction directly with a "market maker", and the number of shares being sold during any three-month period not exceeding limitations specified in Rule 144.

                                 Liabilities.
                                 ------------

 Assumed Liabilities.   The Buyer  shall not  assume any  liabilities of  the
 Seller.

 Retained Liabilities. The Liabilities shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by Seller. "Retained Liabilities" shall mean every Liability of Seller, including, but not limited to:

 any Liability arising out of or relating to products of Seller to the extent manufactured or sold prior to the Effective Time;

 any Liability under any Seller Contract assumed by Buyer that arises after the Effective Time but that arises out of or relates to any Breach that occurred prior to the Effective Time;

 any Liability for Taxes, including (A) any Taxes arising as a result of Seller's operation of its business or ownership of the Assets prior to the Effective Time, (B) any Taxes that will arise as a result of the sale of the Assets pursuant to this Agreement and (C) any deferred Taxes of any nature;

 any Liability under any Contract not assumed by Buyer including any Liability arising out of or relating to Seller's credit facilities or any security interest related thereto;

 any Environmental, Health and Safety Liabilities arising out of or relating to the operation of Seller's business or Seller's leasing, ownership or operation of real property;

 any Liability under the Employee Plans or relating to payroll, vacation, sick leave, workers' compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits or any other employee plans or benefits of any kind for Seller's employees or former employees or both;

 any Liability under any employment, severance, retention or termination agreement with any employee of Seller or any of its Related Persons;

 any Liability arising out of or relating to any employee grievance whether or not the affected employees are hired by Buyer;

 any Liability of Seller to any Shareholder or Related Person of Seller or any Shareholder;

 any Liability to indemnify, reimburse or advance amounts to any officer, director, employee or agent of Seller;

 any Liability to distribute to any of Seller's shareholders or otherwise apply all or any part of the consideration received hereunder;

 any Liability arising  out of  any Proceeding  pending as  of the  Effective
 Time;

 any Liability arising out of any Proceeding commenced after the Effective Time and arising out of or relating to any occurrence or event happening prior to the Effective Time;

 any Liability arising out of or resulting from Seller's compliance or noncompliance with any Legal Requirement or Order of any Governmental Body;

 any Liability of Seller under this Agreement or any other document executed in connection with the Contemplated Transactions; and

 any Liability of Seller based upon Seller's acts or omissions occurring after the Effective Time.

 Closing. The purchase and sale provided for in this Agreement (the "Closing") will take place at the offices of Buyer at 4904 Cross Timbers Road, Flower Mound TX 75028, commencing at 10:00 a.m. (local time) on March 7, 2005, unless Buyer and Seller otherwise agree. Subject to the provisions of Article 7, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.5 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement. In such a situation, the Closing will occur as soon as practicable, subject to
 Article 7.

 Closing Obligations.   In addition to  any other documents  to be  delivered
 under other provisions of this Agreement, at the Closing:

 Seller and Shareholder, as the case may be, shall deliver to Buyer:

 a bill of sale for all of the Assets that are Tangible Personal Property in the form of Exhibit 2.6(a)(i) (the "Bill of Sale") executed by Seller;

 an assignment of all of the Assets that are intangible personal property in the form of Exhibit 2.6(a)(ii), (the "Assignment Agreement") executed by Seller;

 such other deeds, bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by Buyer, each in form and substance satisfactory to Buyer and its legal counsel and executed by Seller;

 an employment agreement in the form of Exhibit 2.6(a)(iv), executed by Greg Westfall (the "Employment Agreement");

 an escrow agreement in the form of Exhibit 2.6(a)(v), executed by Seller and Shareholder and the escrow agent (the "Escrow Agreement"); and

 a certificate of the Secretary of Seller certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Seller, certifying and attaching all requisite resolutions or actions of Seller's board of directors and shareholders approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers of Seller executing this Agreement and any other document relating to the Contemplated Transactions.

 Buyer shall deliver to Seller and Shareholder, as the case may be:

 The Registered Shares;

 the Escrow Agreement, executed by Buyer and the escrow agent, together with the Restricted Shares to the escrow agent thereunder, as specified by the escrow agent;

 the Assignment Agreement executed by Buyer;

 the Employment Agreement executed by Buyer;

 a certificate of the Secretary of Buyer certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Buyer and certifying and attaching all requisite resolutions or actions of Buyer's board of directors approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and certifying to the incumbency and signatures of the officers of Buyer executing this Agreement and any other document relating to the Contemplated Transactions.

 REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER.

  Seller and Shareholder represent and warrant, jointly and severally, to Buyer as follows:

                       Organization and Good Standing.
                       -------------------------------

 Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the Seller Contracts. Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

 Seller has no Subsidiary and does not own any shares of capital stock or other securities of any other Person.

                   Enforceability; Authority; No Conflict.
                   ---------------------------------------
 This Agreement constitutes the legal, valid and binding obligation of Seller and Shareholder, enforceable against each of them in accordance with its terms. Upon the execution and delivery by Seller and Shareholder of the Escrow Agreement, the Employment Agreement, and each other agreement to be executed or delivered by any or all of Seller and Shareholder at the Closing (collectively, the "Seller's Closing Documents"), each of Seller's Closing Documents will constitute the legal, valid and binding obligation of each of Seller and the Shareholders, enforceable against each of them in accordance with its terms. Seller has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Seller's Closing Documents to which it is a party and to perform its obligations under this Agreement and the Seller's Closing Documents, and such action has been duly authorized by all necessary action by Seller's shareholders and board of directors. Shareholder has all necessary legal capacity to enter into this Agreement and the Seller's Closing Documents to which such Shareholder is a party and to perform his obligations hereunder and thereunder.

 Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

 Breach (A) any provision of any of the Governing Documents of Seller or (B) any resolution adopted by the board of directors or the shareholders of Seller;

 Breach or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which Seller or either Shareholder, or any of the Assets, may be subject;

 contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental
 Authorization that is held by Seller or that otherwise relates to the Assets or to the business of Seller;

 cause Buyer to become subject to, or to become liable for the payment of, any Tax;

 Breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Seller Contract; or

 result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets;

 Neither Seller nor the Shareholder is required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the

 Contemplated Transactions.

 Capitalization. The authorized equity securities of Seller consist of ten thousand (10,000) shares of common stock, par value one dollar ($1.00) per share, of which ten thousand (10,000) shares are issued and outstanding, one hundred percent (100%) all of which are owned by Shareholder. Shareholder is and will be on the Closing Date the record and beneficial owner and holder of the shares owned by him, free and clear of all Encumbrances. There are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of Seller. None of the outstanding equity securities of Seller was issued in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any other Legal Requirement.

 Books and Records. The books of account and other financial Records of Seller, all of which have been made available to Buyer, are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices. The minute books of Seller, all of which have been made available to Buyer, contain accurate and complete Records of all meetings held of, and corporate action taken by, the shareholders, the board of directors and committees of the board of directors of Seller, and no meeting of any such shareholders, board of directors or committee has been held for which minutes have not been prepared or are not contained in such minute books.

 Sufficiency of Assets. The Assets (a) constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate Seller's business in the manner presently operated by Seller and (b) include all of the operating assets of Seller.

 Inventories. All items included in the Inventories consist of a quality and quantity usable and, with respect to finished goods, saleable, in the Ordinary Course of Business of Seller except for obsolete items and items of below-standard quality.

                                    Taxes.
                                    ------
 Tax Returns Filed and Taxes Paid. Seller has filed or caused to be filed on a timely basis all Tax Returns and all reports with respect to Taxes that are or were required to be filed pursuant to applicable Legal Requirements. All Tax Returns and reports filed by Seller are true, correct and complete. Seller has paid, or made provision for the payment of, all Taxes that have or may have become due for all periods covered by the Tax Returns or otherwise, or pursuant to any assessment received by Seller. No claim has ever been made or is expected to be made by any Governmental Body in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax, and Seller has no Knowledge of any basis for assertion of any claims attributable to Taxes which, if adversely determined, would result in any such Encumbrance.

 Specific Potential Tax Liabilities and Tax Situations.

 Withholding. All Taxes that Seller is or was required by Legal Requirements to withhold, deduct or collect have been duly withheld, deducted and collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

 Tax Sharing or Similar Agreements. There is no tax sharing agreement, tax allocation agreement, tax indemnity obligation or similar written or unwritten agreement, arrangement, understanding or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other arrangement relating to Taxes) that will require any payment by Seller.

 No Material Adverse Change. Since the negotiations began for the contemplated transactions, there has not been any material adverse change in the business, operations, prospects, assets, results of operations or condition (financial or other) of Seller, and no event has occurred or circumstance exists that may result in such a material adverse change.

 Compliance with Legal Requirements.

 Seller is, and at all times has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

 no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with, any Legal Requirement or (B) may give rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

 Seller has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or (B) any actual, alleged, possible or potential obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.
 Legal Proceedings; Order.

 There is no pending or, to Seller's Knowledge, threatened Proceeding:

 by or against Seller or that otherwise relates to or may affect the business of, or any of the assets owned or used by, Seller; or

 that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.

  To the Knowledge of Seller, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

 there is no Order to which Seller, its business or any of the Assets is subject; and

 to the Knowledge of Seller, no officer, director, agent or employee of Seller is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of Seller.

 Absence  of  Certain  Changes  and  Events.    Since  negotiations  for  the
 contemplated transaction began, Seller has conducted its business only in the Ordinary Course of Business and there has not been any:

 change in Seller's authorized or issued capital stock, grant of any stock option or right to purchase shares of capital stock of Seller or issuance of any security convertible into such capital stock;

 amendment to the Governing Documents of Seller;

 payment (except in the Ordinary Course of Business) or increase by Seller of any bonuses, salaries or other compensation to any shareholder, director, officer or employee or entry into any employment, severance or similar Contract with any director, officer or employee;

 damage to or destruction or loss of any Asset, whether or not covered by insurance;

 entry into, termination of or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit or similar Contract to which Seller is a party;

 sale (other than sales of Inventories in the Ordinary Course of Business), lease or other disposition of any Asset or property of Seller (including the Intellectual Property Assets) or the creation of any Encumbrance on any Asset;

 cancellation or waiver of any claims or rights;

 indication by any customer or supplier of an intention to discontinue or change the terms of its relationship with Seller; or

 Contract by Seller to do any of the foregoing.

 Contracts; No Defaults.

 Seller has delivered to Buyer accurate and complete copies, of:

 each Seller Contract that involves performance of services or delivery of goods or materials by Seller;

 each Seller Contract that involves performance of services or delivery of goods or materials to Seller;

 each Seller Contract affecting the ownership of, leasing of, title to, use of or any leasehold or other interest in any personal property (except personal property leases and installment;

 each Seller Contract (however named) involving a sharing of profits, losses, costs or liabilities by Seller with any other Person;

 each Seller Contract containing covenants that in any way purport to restrict Seller's business activity or limit the freedom of Seller to engage in any line of business or to compete with any Person;

 each Seller Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;
 each  power  of  attorney  of  Seller   that  is  currently  effective   and
 outstanding;

 each Seller Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by Seller to be responsible for consequential damages;

 each written warranty, guaranty and/or other similar undertaking with respect to contractual performance extended by Seller other than in the Ordinary Course of Business; and

 each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

 each Contract required to be identified in Section 3.12(a) and which is to be assigned to or assumed by Buyer under this Agreement is in full force and effect and is valid and enforceable in accordance with its terms;

 each Contract required to be identified in Section 3.12(a) and which is being assigned to or assumed by Buyer is assignable by Seller to Buyer without the consent of any other Person; and

 Seller is, and at all times has been, in compliance with all applicable terms and requirements of each Seller Contract which is being assumed by Buyer;

 Each Contract relating to the sale, design, manufacture or provision of products or services by Seller has been entered into in the Ordinary Course of Business of Seller and has been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

 Intellectual Property Assets.

 The term "Intellectual Property Assets" means all intellectual property owned or licensed (as licensor or licensee) by Seller in which Seller has a proprietary interest, including:

 Seller's name, all assumed fictional business names, trade names, registered and unregistered trademarks, service marks and applications (collectively, "Marks");

 all patents, patent applications and inventions and discoveries that may be patentable (collectively, "Patents");

 all registered and unregistered copyrights in both published works and unpublished works (collectively, "Copyrights");

 all rights in mask works;

 all know-how, trade secrets, confidential or proprietary information, customer lists, Software, technical information, data, process technology, plans, drawings and blue prints (collectively, "Trade Secrets"); and

 all rights in internet web sites and internet domain names presently used by Seller (collectively "Net Names").

 The Intellectual Property Assets are all those necessary for the operation of Seller's business as it is currently conducted. Seller is the owner or licensee of all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances, and has the right to use without payment to a Third Party all of the Intellectual Property Assets.

 Brokers or Finders. Neither Seller nor any of its Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with the sale of Seller's business or the Assets or the Contemplated Transactions.

 Securities Law Matters.

 Seller  confirms  that  Buyer   has  made  available   to  Seller  and   its
 Representatives the opportunity to ask questions of the officers and management employees of Buyer and to acquire such additional information about the business and financial condition of Buyer as Seller has requested, and all such information has been received.

 Solvency.

 Seller is not now insolvent and will not be rendered insolvent by any of the Contemplated Transactions. As used in this section, "insolvent" means that the sum of the debts and other probable Liabilities of Seller exceeds the present fair saleable value of Seller's assets.

 Immediately after  giving effect  to the  consummation of  the  Contemplated
 Transactions: (i) Seller will be able to pay its Liabilities as they become due in the usual course of its business; (ii) Seller will not have unreasonably small capital with which to conduct its present or proposed business; (iii) Seller will have assets (calculated at fair market value) that exceed its Liabilities; and (iv) taking into account all pending and threatened litigation, final judgments against Seller in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Seller will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of Seller. The cash available to Seller, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

 Disclosure.

 No  representation  or  warranty  or  other  statement  made  by  Seller  or
 Shareholder in this Agreement or otherwise in connection with the Contemplated Transactions contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

 Seller does not have Knowledge of any fact that has specific application to Seller (other than general economic or industry conditions) and that may materially adversely affect the assets, business, prospects, financial condition or results of operations of Seller that has not been set forth in this Agreement.

 Representations and Warranties of Buyer.

  Buyer represents and warrants to Seller and Shareholder as follows:

 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, with full corporate power and authority to conduct its business as it is now conducted.

 Authority; No Conflict.

 This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Assignment Agreement, the Escrow Agreement, the Employment Agreement, and each other agreement to be executed or delivered by Buyer at Closing (collectively, the "Buyer's Closing Documents"), each of the Buyer's Closing Documents will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms. Buyer has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents, and such action has been duly authorized by all necessary corporate action.

 Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to:

 any provision of Buyer's Governing Documents;

 any resolution adopted by the board of directors or the shareholders of Buyer;

 any Legal Requirement or Order to which Buyer may be subject; or

 any Contract to which Buyer is a party or by which Buyer may be bound.
 Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

 Certain Proceedings. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been threatened.

 Brokers or Finders. Neither Buyer nor any of its Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.

 Conditions Precedent to Buyer's Obligation to Close.

  Buyer's obligation to purchase the Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

 Accuracy of Representations.

 All of Seller's and Shareholder's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of the Closing as if then made, without giving effect to any supplement to the Disclosure Letter.

 Each of the representations and warranties in this Agreement that contains an express materiality qualification, shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the time of the Closing as if then made, without giving effect to any supplement to the Disclosure Letter.

 Seller's Performance. All of the covenants and obligations that Seller and Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been duly performed and complied with in all material respects.

 Conditions Precedent to Seller's Obligation to Close.

  Seller's obligation to sell the Assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller in whole or in part):

 Accuracy of Representations. All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the time of the Closing as if then made.

 Buyer's Performance. All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been performed and complied with in all material respects.

 Termination.

 Termination Events.  By notice given prior to or at the Closing, subject  to
 Section 7.2, this Agreement may be terminated as follows:

 by Buyer if a material Breach of any provision of this Agreement has been committed by Seller or Shareholder and such Breach has not been waived by Buyer;

 by Seller if a material Breach of any provision of this Agreement has been committed by Buyer and such Breach has not been waived by Seller;

 by mutual consent of Buyer and Seller;

 by Buyer if the Closing has not occurred on or before April 30, 2005, or such later date as the parties may agree upon, unless the Buyer is in material Breach of this Agreement; or

 by Seller if the Closing has not occurred on or before April 30, 2005, or such later date as the parties may agree upon, unless the Seller or Shareholder are in material Breach of this Agreement.

 Effect of Termination. Each party's right of termination under Section 7.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 7.1, all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in this Section 7.2 and Articles 10 and 11 (except for those in Section 11.5) will survive, provided, however, that, if this Agreement is terminated because of a Breach of this Agreement by the non-terminating party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

 Additional Covenants.

 Payment of All Taxes Resulting From Sale of Assets by Seller. Seller shall pay in a timely manner all Taxes resulting from or payable in connection with the sale of the Assets pursuant to this Agreement, regardless of the Person on whom such Taxes are imposed by Legal Requirements.

 Payment of Other Retained Liabilities. In addition to payment of Taxes pursuant to Section 8.1, Seller shall pay, or make adequate provision for the payment, in full all of the Retained Liabilities and other Liabilities of Seller under this Agreement. If any such Liabilities are not so paid or provided for, or if Buyer reasonably determines that failure to make any payments will impair Buyer's use or enjoyment of the Assets or conduct of the business previously conducted by Seller with the Assets, Buyer may, at any time after the Closing Date, elect to make all such payments directly (but shall have no obligation to do so) and Buyer shall receive full reimbursement from Seller for all payments so made.

 Reports and Returns. Seller shall promptly after the Closing prepare and file all reports and returns required by Legal Requirements relating to the business of Seller as conducted using the Assets, to and including the Effective Time.

 Assistance in Proceedings. Seller will cooperate with Buyer and its counsel in the contest or defense of, and make available its personnel and provide any testimony and access to its books and Records in connection with, any Proceeding involving or relating to (a) any Contemplated Transaction or (b) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status or transaction on or before the Closing Date involving Seller or its business or either Shareholder.

 Non-competition, Non-solicitation and Non-disparagement.

 Non-competition.  Except  as contemplated  in the  Employment Agreement  and
 Section 8.6, for a period of two (2) years after the Closing Date, Seller shall not, anywhere in the United States of America, directly or indirectly invest in, own, manage, operate, finance, control, advise, render services to or guarantee the obligations of any Person engaged in or planning to become engaged in the medical equipment sales and distribution business ("Competing Business").

 Non-solicitation.  Except  as contemplated by  the Employment Agreement  and
 Section 8.6, for a period of two (2) years after the Closing Date, Seller shall not, directly or indirectly:

 solicit the business of any Person who is a customer of Buyer;

 cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Buyer to cease doing business with Buyer, to deal with any competitor of Buyer or in any way interfere with its relationship with Buyer;

 cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Seller on the Closing Date or within the year preceding the Closing Date to cease doing business with Buyer, to deal with any competitor of Buyer or in any way interfere with its relationship with Buyer; or

 hire, retain or attempt to hire or retain any employee or independent contractor of Buyer or in any way interfere with the relationship between Buyer and any of its employees or independent contractors.

 Non-disparagement. After the Closing Date, Seller will not disparage Buyer or any of Buyer's shareholders, directors, officers, employees or agents.

 Modification of Covenant. If a final judgment of a court or tribunal of competent jurisdiction determines that any term or provision contained in
 Section 8.5(a) through (c) is invalid or unenforceable, then the parties agree that the court or tribunal will have the power to reduce the scope, duration or geographic area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. This Section 8.5 will be enforceable as so modified after the expiration of the time within which the judgment may be appealed. This
 Section 8.5 is reasonable and necessary to protect and preserve Buyer's legitimate business interests and the value of the Assets and to prevent any unfair advantage conferred on Seller.

 Customer and Other Business Relationships. After the Closing, Seller will cooperate with Buyer in its efforts to continue and maintain for the benefit of Buyer those business relationships of Seller existing prior to the Closing and relating to the business to be operated by Buyer after the Closing, including relationships with lessors, employees, regulatory authorities, licensors, customers, suppliers and others, and Seller will satisfy the Retained Liabilities in a manner that is not detrimental to any of such relationships. Seller will refer to Buyer all inquiries relating to such business. Neither Seller nor any of its officers, employees, agents or shareholders shall take any action that would tend to diminish the value of the Assets after the Closing or that would interfere with the business of Buyer to be engaged in after the Closing, including disparaging the name or business of Buyer.

 Retention of and Access to Records. After the Closing Date, Buyer shall retain for a period consistent with Buyer's record-retention policies and practices those Records of Seller delivered to Buyer. Buyer also shall provide Seller and Shareholder and their Representatives reasonable access thereto, during normal business hours and on at least three days' prior written notice, to enable them to prepare financial statements or tax returns or deal with tax audits. After the Closing Date, Seller shall provide Buyer and its Representatives reasonable access to Records that are Excluded Assets, during normal business hours and on at least three days' prior written notice, for any reasonable business purpose specified by Buyer in such notice.

 Further Assurance. The parties shall cooperate reasonably with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and
 (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.

 Indemnification; Remedies.

 Survival. All representations, warranties, covenants and obligations in this Agreement, and any other certificate or document delivered pursuant to this Agreement shall survive the Closing and the consummation of the Contemplated Transactions, subject to Section 9.7. The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation (including any environmental investigation or assessment) conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.

 Indemnification and Reimbursement by Seller and Shareholders. Seller and Shareholder, jointly and severally, will indemnify and hold harmless Buyer, and its Representatives, shareholders, subsidiaries and Related Persons (collectively, the "Buyer Indemnified Persons"), and will reimburse the Buyer Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value, whether or not involving a Third-Party Claim (collectively, "Damages"), arising from or in connection with:

 any Breach of any representation or warranty made by Seller or either Shareholder in (i) this Agreement or (ii) any other certificate, document, writing or instrument delivered by Seller or Shareholder pursuant to this Agreement;

 any Breach of any covenant or obligation of Seller or Shareholder in this Agreement or in any other certificate, document, writing or instrument delivered by Seller or either Shareholder pursuant to this Agreement;

 any Liability arising out of the ownership or operation of the Assets prior to the Effective Time;

 any brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any Person with Seller or either Shareholder (or any Person acting on their behalf) in connection with any of the Contemplated Transactions;

 any product or component thereof manufactured by or shipped, or any services provided by, Seller, in whole or in part, prior to the Closing Date; or any Retained Liabilities.

 Indemnification and Reimbursement by Buyer.   Buyer will indemnify and  hold
 harmless Seller, and will reimburse Seller, for any Damages arising from or in connection with:

 any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement;

 any Breach of any covenant or obligation of Buyer in this Agreement or in any other certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement;

 any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on Buyer's behalf) in connection with any of the Contemplated Transactions.

 Third-Party Claims.

 Promptly after receipt by a Person entitled to indemnity under Section 9.2 or 9.3 (an "Indemnified Person") of notice of the assertion of a Third-Party Claim against it, such Indemnified Person shall give notice to the Person obligated to indemnify under such Section (an "Indemnifying Person") of the assertion of such Third-Party Claim, provided that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person's failure to give such notice.

 If an Indemnified Person gives notice to the Indemnifying Person pursuant to
 Section 9.4(a) of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Person is also a Person against whom the Third-Party Claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate or (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim with counsel satisfactory to the Indemnified Person. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Article 9 for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation. If the Indemnifying Person assumes the defense of a Third-Party Claim, (i) such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification, and (ii) no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Person without the Indemnified Person's Consent unless (A) there is no finding or admission of any violation of Legal Requirement or any violation of the rights of any Person; (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (C) the Indemnified Person shall have no liability with respect to any compromise or settlement of such Third-Party Claims effected without its Consent. If notice is given to an Indemnifying Person of the assertion of any Third-Party Claim and the Indemnifying Person does not, within ten (10) days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person.

 Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Third-Party Claim, but the Indemnifying Person will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its Consent (which may not be unreasonably withheld).

 Notwithstanding the provisions of Section 11.4, Seller and Shareholder hereby consent to the nonexclusive jurisdiction of any court in which a Proceeding in respect of a Third-Party Claim is brought against any Buyer Indemnified Person for purposes of any claim that a Buyer Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein and agree that process may be served on Seller and Shareholders with respect to such a claim anywhere in the world.

 With respect to any Third-Party Claim subject to indemnification under  this
 Article 9: (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other Person fully informed of the status of such Third-Party Claim and any related Proceedings at all stages thereof where such Person is not represented by its own counsel, and (ii) the parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

 With respect to any Third-Party Claim subject to indemnification under  this
 Article 9, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and the attorney-client and work-product privileges. In connection therewith, each party agrees that: (i) it will use its Best Efforts, in respect of any Third-Party Claim in which it has assumed or participated in the defense, to avoid production of Confidential Information (consistent with applicable law and rules of procedure), and (ii) all communications between any party hereto and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

 Other Claims. A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought and shall be paid promptly after such notice.

 INDEMNIFICATION IN CASE OF STRICT LIABILITY OR INDEMNITEE NEGLIGENCE. THE INDEMNIFICATION PROVISIONS IN THIS ARTICLE 9 SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR LEGAL REQUIREMENTS (INCLUDING ANY PAST, PRESENT OR FUTURE BULK SALES LAW, ENVIRONMENTAL LAW, FRAUDULENT TRANSFER ACT, OCCUPATIONAL SAFETY AND HEALTH LAW OR PRODUCTS LIABILITY, SECURITIES OR OTHER LEGAL REQUIREMENT) AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON THE PERSON SEEKING INDEMNIFICATION.

 Confidentiality.

 Definition of Confidential Information.

 As used in this Article 10, the term "Confidential Information" includes any and all of the following information of Seller, Buyer or Shareholder that has been or may hereafter be disclosed in any form, whether in writing, orally, electronically or otherwise, or otherwise made available by observation, inspection or otherwise by either party (Buyer on the one hand or Seller and Shareholder, collectively, on the other hand) or its Representatives (collectively, a "Disclosing Party") to the other party or its Representatives (collectively, a "Receiving Party"):

 all information that is a trade secret under applicable trade secret or other law;

 all information concerning product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer hardware, Software and computer software and database technologies, systems, structures and architectures;

 all information concerning the business and affairs of the Disclosing Party (which includes historical and current financial statements, financial projections and budgets, tax returns and accountants' materials, historical, current and projected sales, capital spending budgets and plans, business plans, strategic plans, marketing and advertising plans, publications, client and customer lists and files, contracts, the names and backgrounds of key personnel and personnel training techniques and materials, however documented), and all information obtained from review of the Disclosing Party's documents or property or discussions with the Disclosing Party regardless of the form of the communication; and

 all notes, analyses, compilations, studies, summaries and other material prepared by the Receiving Party to the extent containing or based, in whole or in part, upon any information included in the foregoing.

 Any trade secrets of a Disclosing Party shall also be entitled to all of the protections and benefits under applicable trade secret law and any other applicable law. If any information that a Disclosing Party deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Article 10, such information shall still be considered Confidential Information of that Disclosing Party for purposes of this Article 10 to the extent included within the definition. In the case of trade secrets, each of Buyer, Seller and Shareholder hereby waives any requirement that the other party submit proof of the economic value of any trade secret or post a bond or other security.

 Restricted Use of Confidential Information.

 Each Receiving Party acknowledges the confidential and proprietary nature of the Confidential Information of the Disclosing Party and agrees that such Confidential Information (i) shall be kept confidential by the Receiving Party; (ii) shall not be used for any reason or purpose other than to evaluate and consummate the Contemplated Transactions; and (iii) without limiting the foregoing, shall not be disclosed by the Receiving Party to any Person, except in each case as otherwise expressly permitted by the terms of this Agreement or with the prior written consent of an authorized representative of Seller with respect to Confidential Information of Seller or Shareholder (each, a "Seller Contact") or an authorized representative of Buyer with respect to Confidential Information of Buyer (each, a "Buyer Contact"). Each of Buyer and Seller and Shareholder shall disclose the Confidential Information of the other party only to its Representatives who require such material for the purpose of evaluating the Contemplated Transactions and are informed by Buyer, Seller or Shareholder, as the case may be, of the obligations of this Article 10 with respect to such information. Each of Buyer, Seller and Shareholder shall (iv) enforce the terms of this Article 10 as to its respective Representatives; (v) take such action to the extent necessary to cause its Representatives to comply with the terms and conditions of this Article 10; and (vi) be responsible and liable for any breach of the provisions of this Article 10 by it or its Representatives.

 Unless and until this Agreement is terminated, Seller and Shareholder shall maintain as confidential any Confidential Information (including for this purpose any information of Seller or Shareholders of the type referred to in Sections 10.1(a)(i), (ii) and (iii), whether or not disclosed to Buyer) of the Seller or Shareholder relating to any of the Assets.

 From and after the Closing, the provisions of Section 10.2(a) above shall not apply to or restrict in any manner Buyer's use of any Confidential Information of the Seller or Shareholders relating to any of the Assets.

 Exceptions. Sections 10.2(a) and (b) do not apply to that part of the Confidential Information of a Disclosing Party that a Receiving Party demonstrates (a) was, is or becomes generally available to the public other than as a result of a breach of this Article 10 or the Confidentiality Agreement by the Receiving Party or its Representatives; (b) was or is developed by the Receiving Party independently of and without reference to any Confidential Information of the Disclosing Party; or (c) was, is or becomes available to the Receiving Party on a nonconfidential basis from a Third Party not bound by a confidentiality agreement or any legal, fiduciary or other obligation restricting disclosure. Neither Seller nor Shareholder shall disclose any Confidential Information of Seller or Shareholder relating to any of the Assets in reliance on the exceptions in clauses (b) or (c) above.

 Legal Proceedings. If a Receiving Party becomes compelled in any Proceeding or is requested by a Governmental Body having regulatory jurisdiction over the Contemplated Transactions to make any disclosure that is prohibited or otherwise constrained by this Article 10, that Receiving Party shall provide the Disclosing Party with prompt notice of such compulsion or request so that it may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Article 10. In the absence of a protective order or other remedy, the Receiving Party may disclose that portion (and only that portion) of the Confidential Information of the Disclosing Party that, based upon advice of the Receiving Party's counsel, the Receiving Party is legally compelled to disclose or that has been requested by such Governmental Body, provided, however, that the Receiving Party shall use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded by any Person to whom any Confidential Information is so disclosed. The provisions of this Section
 10.4 do not apply to any Proceedings between the parties to this Agreement.

 Return or Destruction of Confidential Information. If this Agreement is terminated, each Receiving Party shall (a) destroy all Confidential Information of the Disclosing Party prepared or generated by the Receiving Party without retaining a copy of any such material; (b) promptly deliver to the Disclosing Party all other Confidential Information of the Disclosing Party, together with all copies thereof, in the possession, custody or control of the Receiving Party or, alternatively, with the written consent of a Seller Contact or a Buyer Contact (whichever represents the Disclosing Party) destroy all such Confidential Information; and (c) certify all such destruction in writing to the Disclosing Party, provided, however, that the Receiving Party may retain a list that contains general descriptions of the information it has returned or destroyed to facilitate the resolution of any controversies after the Disclosing Party's Confidential Information is returned.

 Attorney-Client Privilege. The Disclosing Party is not waiving, and will not be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges as a result of disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The parties (a) share a common legal and commercial interest in all of the Disclosing Party's Confidential Information that is subject to such privileges and protections; (b) are or may become joint defendants in Proceedings to which the Disclosing Party's Confidential Information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should either party become subject to any actual or threatened Proceeding to which the Disclosing Party's Confidential Information covered by such protections and privileges relates; and (d) intend that after the Closing the Receiving Party shall have the right to assert such protections and privileges. No Receiving Party shall admit, claim or contend, in Proceedings involving either party or otherwise, that any Disclosing Party waived any of its attorney work-product protections, attorney-client privileges or similar protections and privileges with respect to any information, documents or other material not disclosed to a Receiving Party due to the Disclosing Party disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party.

 General Provisions.

 Expenses. Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expense of its Representatives. Buyer will pay one-half and Seller will pay one-half of the fees and expenses of the escrow agent under the Escrow Agreement. If this Agreement is terminated, the obligation of each party to pay its own fees and expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

 Public Announcements. Any public announcement, press release or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Except with the prior consent of Buyer or as permitted by this Agreement, neither Seller, Shareholder nor any of their Representatives shall disclose to any Person (a) the fact that any Confidential Information of Seller or Shareholder has been disclosed to Buyer or its Representatives, that Buyer or its Representatives have inspected any portion of the Confidential Information of Seller or Shareholder, that any Confidential Information of Buyer has been disclosed to Seller, Shareholder or their Representatives or that Seller, Shareholder or their Representatives have inspected any portion of the Confidential Information of Buyer or (b) any information about the Contemplated Transactions, including the status of such discussions or negotiations, the execution of any documents (including this Agreement) or any of the terms of the Contemplated Transactions or the related documents (including this Agreement). Seller and Buyer will consult with each other concerning the means by which Seller's employees, customers, suppliers and others having dealings with Seller will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

 Notices. All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

 Seller: Axiom Marketing Group, Inc.
 Attention: Greg Westfall
 Address:
 Fax no.: ___________________________________
 E-mail address: ____________________________
 with a mandatory copy to: __________________
 Attention: _________________________________
 Address: ___________________________________
 Fax no.: ___________________________________
 E-mail address: ____________________________

 Shareholder: Greg Westfall
 Address:
 Fax no.: ___________________________________
 E-mail address: ____________________________
 with a mandatory copy to: __________________
 Attention: _________________________________
 Address: ___________________________________
 Fax no.: ___________________________________
 E-mail address: ____________________________

 Buyer:           American HealthChoice, Inc.
 Attention:       Dr. J.W. Stucki
 Address:         4904 Cross Timbers Rd.
                  Flower Mound, TX 75028
 Fax no.:         ___________________________________
 E-mail address:  drjwstucki@americanhealthchoice.com
 with a mandatory copy to: Jackson Walker L.L.P
 Attention:                Scott Goldberg
 Address:                  901 Main Street, Suite 6000
                           Dallas, TX 75202
 Fax no.:                  (214) 953-5822
 E-mail address:           sgoldberg@jw.com

 Jurisdiction; Service of Process. Any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction may be brought in the courts of the State of Texas, County of Dallas, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Proceeding referred to in the first sentence of this section may be served on any party anywhere in the world.

 Enforcement of Agreement. Seller and Shareholder acknowledge and agree that Buyer would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any Breach of this Agreement by Seller or Shareholder could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Buyer may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent Breaches or threatened Breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

 Waiver; Remedies Cumulative. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

 Entire Agreement and Modification. This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including any letter of intent and any confidentiality agreement between Buyer and Seller) and constitutes (along with Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

 Assignments, Successors and No Third-Party Rights. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, except that Buyer may assign any of its rights and delegate any of its obligations under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 11.8.

 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

 Construction. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Articles," "Sections" and "Schedules" refer to the corresponding Articles, Sections and Schedules of this Agreement.

 Time of Essence.   With regard to all  dates and time  periods set forth  or
 referred to in this Agreement, time is of the essence.

 Governing Law. This Agreement will be governed by and construed under the laws of the State of Texas without regard to conflicts-of-laws principles that would require the application of any other law.

 Execution of  Agreement.   This Agreement  may be  executed in  one or  more
 counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

 Shareholder Obligations. The liability of each Shareholder hereunder shall be joint and several with Seller. Where in this Agreement provision is made for any action to be taken or not taken by Seller, Shareholder jointly and severally undertakes to cause Seller to take or not take such action, as the case may be. Without limiting the generality of the foregoing, Shareholder shall be jointly and severally liable with Seller for the indemnities set forth in Article 9.

  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    BUYER:

                                    AMERICAN HEALTHCHOICE, INC.

                                    By: /s/ Dr. J. W. Stucki
                                    ---------------------------------
                                    Its: President

                                    SHAREHOLDER:
                                    /s/ Greg Westfall
                                    --------------------------


                                    SELLER:

                                    AXIOM MARKETING GROUP, INC.

                                    By: Greg Westfall
                                    --------------------------
                                    Its: President